Exhibit 10.3
FIRST AMENDMENT
TO THE
SYNCHRONY FINANCIAL
RESTORATION PLAN
WHEREAS, Synchrony Financial (the “Company”) maintains the Synchrony Financial Restoration Plan (the “Plan”);

WHEREAS, the Plan was previously amended and restated on July 10, 2017;

WHEREAS, the Plan Administrator (as defined in the Plan) desires to amend the Plan to (i) clarify when a Participant’s subaccount may be reduced to pay employment taxes, (ii) modify eligibility with respect to Plan Years beginning on or after January 1, 2020, and (iii) change the available elections regarding the time of distributions applicable to amounts deferred under the Plan with respect to Plan Years beginning on or after January 1, 2020 (the “Amendment”); and

WHEREAS, Section 8 of the Plan provides that the Plan Administrator may amend the Plan at any time if such amendment is advisable to satisfy or conform to any law or regulation or is administrative in nature, and the Plan Administrator has determined that it may adopt the Amendment pursuant to the foregoing.

NOW THEREFORE, effective as of the date hereof, the Plan is amended as follows:

1.    The first sentence of Section 1(w) of the Plan (definition of “Eligible Employee”) is hereby amended in its entirety to read as follows:

“Eligible Employee” means (i) with respect to any Plan Year that begins on or before January 1, 2019, any employee of an Employer whose position is assigned to Level 12 or above or any comparable role or position (including any similar role or position if an Employer does not use the foregoing designations), and (ii)with respect to any Plan Year beginning on or after January 1, 2020, any employee of an Employer whose “Compensation” as defined in the Qualified Plan exceeds the Compensation Limit.

2.    The penultimate sentence of Section 4(b) of the Plan is deleted.

3.    Section 4(d) is hereby added to the Plan to read as follows:

(d)    Reduction for Taxes. Amounts credited to a Participant’s subaccount under the Plan may, at the discretion of the Company, be reduced in connection with employment taxes being imposed on such Participant on account of his or her (i) subaccount under the Plan or (ii) interest in any other arrangement (e.g., rights with respect to restricted stock units) that would be aggregated with the Plan under Treasury

Regulation Section 1.409A-1(c)(2), in either case, becoming nonforfeitable for purposes of the Code, and such Employer remitting such employment taxes to the appropriate taxing authority. To the extent any such reduction occurs, the Plan Administrator shall determine to which subaccount(s) such reduction shall be applied.

4.    Section 6(d) of the Plan is hereby amended in its entirety to read as follows:

(d)    Time of Distributions. A Time and Form Election shall indicate that the Company Amounts subject to such election (as adjusted for Earnings Equivalents and employment taxes) shall be paid or payment shall commence, as applicable, upon:

(i) with respect to amounts credited to a Participant’s subaccount for Plan Years beginning on or before January 1, 2019, the later of:

(A)    The month following the six (6) month anniversary of the Participant’s Separation from Service; and
(B)    The month in which the Participant attains age 65 or 70, as elected by the Participant (the “Age Election”); and
(ii) with respect to amounts credited to a Participant’s subaccount for Plan Years beginning on or after January 1, 2020, either:

(A)    The month following the six (6) month anniversary of the Participant’s Separation from Service; or
(B)    The year selected by the Participant (which may be designated in any manner determined by the Plan Administrator (such as the year the Participant attains a specific age, a fixed number of years after the Participant attains a specific age or any other specific date); provided, however, that, the year selected by the Participant may not be earlier than the date that the Participant’s Account Balance ceases to be subject to forfeiture pursuant to Section 3 (and, for the avoidance of doubt, in no event shall a Participant be entitled to a distribution on account of his or her election under this Section 6(d)(ii)(B) when his or her Account Balance remains subject to forfeiture). In the case of an election under this clause (B), the Plan Administrator shall have discretion to determine when in such year the applicable payments shall commence.
5.    Section 15(a) is hereby amended to replace the reference to “Section 4(a) and (b)” with “Section 4.”

IN WITNESS WHEREOF, the Plan Administrator has caused this First Amendment to be adopted by the Company this 10th day of October 2019.

By: /s/ David Casto

Title: EVP, Chief Human Resources Officer
ACTIVE 245928575

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